O'SULLIVAN CORPORATION

                        AMENDED AND RESTATED BYLAWS



                                  ARTICLE I
                          MEETINGS OF STOCKHOLDERS




     Section 1. Place and Time of Meetings. Meetings of stockholders shall be held at the office of the Corporation in the City of Winchester, Virginia or at such place, either within or without the Commonwealth of Virginia, as may be provided in the notice of the meeting and approved by the President or the Board of Directors.

     Section 2. Annual Meeting. The annual meeting of stockholders shall be held on the last Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at eleven (11:00) o'clock in the morning.

     Section 3. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     Section 4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of this Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 50 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

     Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 50 days before the date of the meeting (except as a different time is specified by law) either personally or by mail, by or at the
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direction of the Chairman of the Board of Directors, the President, the
Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to notice thereof as a matter of law, whether or not he is entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid.

Notice of a stockholders' meeting to act on (i) an amendment of the Articles of Incorporation, (ii) a reduction of stated capital, (iii) a plan of merger, consolidation or exchange, or (iv) the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property or assets of the Corporation if not made in the usual and regular course of its business, shall be given, in the manner provided above, not less than 25 nor more than 50 days before the date of the meeting. Any such notice shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of reduction or merger, consolidation or exchange, or (z) shall state that a purpose or one of the purposes of the meeting is to consider a proposed sale, lease, exchange, mortgage, pledge or other disposition of property and assets of the Corporation other than in the usual and regular course of its business.

     Section 6. Quorum; Required Vote. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Treasury shares shall not be counted to establish a quorum. If a quorum is present the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except (i) that when the vote of more than a majority of those present is required by law; (ii) that in elections of directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority; and (iii) that a vote is required on any of the matters set forth in the second paragraph of Section
5 of this Article I of these Bylaws in which event the affirmative vote of more than two-thirds of the shares entitled to vote thereon or such other number as may be required by the Articles of Incorporation of the Corporation shall be the act of the stockholders. Less than a quorum may adjourn the meeting to a fixed time and place and no further notice therof need be given unless required by law.

     Section 7. Shares Entitled to Vote; Proxies. The holders of each outstanding share of stock entitled to vote on a matter at a meeting of stockholders, as provided in the Articles of Incorporation or by law, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Treasury share shall not be entitled to any vote. A stockholder may vote either in person or by proxy executed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from its date, unless otherwise provided in the proxy.










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     Section 8.  Voting List.  A complete list of the stockholders entitled to vote at any meeting of the stockholders, or any adjournment thereof, with the address of and number of shares held by each on the record date, shall, for a period of ten days prior to such meeting, be kept on file at the registered office or principal place of business of the Corporation, or at the office of the transfer agent or registrar, and shall be subject to inspection of any stockholder for any proper purpose at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be open to inspection of any stockholder during the whole time of the meeting for the purpose thereof.

     Section 9. Stockholder Proposals. Any stockholder entitled to vote at a stockholders' meeting who wishes to make a proposal or a nomination for a director from the floor at such stockholders' meeting, either regular or special, shall advise the Secretary of the Corporation in writing, mailed at least 10 days before the date of the meeting, of the nature of the proposal or the name, address and business background of the nominee, as the case may be.

                                 ARTICLE II
                                 DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors subject to any requirement of stockholder action contained in the Virginia Stock Corporation Act or in the Articles of Incorporation.

     Section 2. Election, Number and Term. The number of directors of the Corporation shall be not less than nine (9) and not more than fifteen (15). This number may be increased or decreased from time to time by amendment to these Bylaws. No decrease in number shall have the effect of shortening the term of any incumbent director. Each director shall hold office for the term for which he is elected and until his successor shall have been elected.

     Section 3. Removal; Vacancies. At a meeting called expressly for that purpose, any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares entitled to vote at an election of directors. If any directors are so removed, new directors may be elected at the same meeting. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

     Section 4. Compensation. The Board of Directors may fix the compensation of directors for their services as directors and may provide for the payment of all expenses incurred by directors in attending meetings of the Board of Directors.

     Section 5.  Regular Meetings.   Regular meetings of the Board of
Directors shall be held with or without notice, quarterly at eleven (11:00) o'clock in the morning on the last Tuesday of January, July, October and, immediately following each annual meeting of stockholders, for the purpose of electing officers and carrying on such other business as may properly come before such meeting. Any such meeting shall be held at the office of the Corporation in Winchester, Virginia, or at such other times and places as may be specified by the Chairman of the Board or the President of the Corporation, on five (5) days' prior written notice.

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     Section 6.  Special Meetings.  Special meetings of the Board of
Directors may be called by the President, or by the Secretary on the written request of any two (2) directors, and shall be held at the principal office of the Corporation or at such other place, and at such time, as the President shall designate.

     Section 7. Notice of Meetings. No notice need be given of regular meetings of the Board of Directors.

Notice of special meetings of the Board of Directors shall be given to each director at his residence or business address by delivering such notice to him or by telephoning or telegraphing it to him at least five (5) days before the meeting. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

     Section 8. Quorum; Required Vote. A majority of the directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. Except as is otherwise provided herein and in the Articles of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


                                 ARTICLE III
                           COMMITTEES OF DIRECTORS

     Section 1. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the number of Directors then in office, designate two or more Directors as an Executive Committee. While the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the authority of the Board of Directors except to approve
(i) an amendment of the Articles of Incorporation; (ii) a plan of merger or consolidation; (iii) a plan of exchange under which the Corporation would be acquired; (iv) the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business;
(v) the voluntary dissolution of the Corporation; (vi) revocation of voluntary dissolution proceedings; (vii) any employee benefit plan involving the issuance of common stock; or (viii) the compensation paid to a member of the Executive Committee.

     Section 2. Other Committees. The Board of Directors may, from time to time, designate such other committees, consisting of two or more Directors, as it deems appropriate. Any such committee, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to approve any act which the Executive Committee is not authorized to approve pursuant to items (i) through (viii) of Section 1 of this Article.










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                                 ARTICLE IV
                   WAIVERS OF NOTICE; CONDUCT OF MEETINGS;
                 TELEPHONE MEETINGS; ACTION WITHOUT MEETINGS

     Section 1. Waiver of Notice. Notwithstanding any other provisions of law, the Articles of Incorporation or these Bylaws, whenever notice of any meeting for any purpose is required to be given to any stockholder, director or member of a committee appointed by the Board of Directors, a waiver thereof in writing, signed by the persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

A person who attends a meeting shall be deemed to have had timely and proper notice of the meeting unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2. Conduct of Meetings. The Chairman of the Board of Directors shall be the chairman of all meetings of the stockholders, directors and any committee of which he is a member. If he is not present, the President or any Vice-President shall serve in his place. If neither of these officers is present, or if there is a disagreement as to which Vice-President shall serve, a chairman shall be elected by the meeting. The Secretary shall act as secretary of all meetings of the stockholders, directors and any committee at which he is present. If he is not present, the chairman shall appoint a secretary. The chairman of any meeting of stockholders may appoint one or more tellers to determine the qualification of voters, the validity of proxies and the results of ballots.

     Section 3. Telephone Meetings. The Board of Directors or any committee appointed by the Board of Directors may hold a meeting by means of conference telephones or similar communications equipment whereby all persons participating in the meeting can hear each other and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of conference telephones or similar communications equipment, a written record shall be made of the action taken at such meeting.

     Section 4. Action Without Meetings. Any action which may be taken at a meeting of stockholders, directors or a committee appointed by the Board of Directors may be taken without a meeting if a consent in writing setting forth the action shall be signed either before or after such action by all of the persons entitled to vote thereon.


                                  ARTICLE V
                                  OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, and, in the discretion of the Board of Directors, one or more Vice-Presidents and other officers and assistant officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two offices may be held by the same person except the offices of President and Secretary.




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     Section 2.  Election; Term.  Officers shall be elected at the annual meeting of the Board of Directors immediately following the annual meeting of stockholders and may be elected at such other time or times as the Board of Directors shall determine. They shall hold office, unless removed, until the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors, and no acceptance of a resignation shall be necessary to make it effective.

     Section 3. Removal of Officers. Any officer may be removed, with or without cause, at any time by the Board of Directors at any duly called meeting whenever the Board of Directors in its absolute discretion shall consider that the best interests of the Corporation would be served thereby.

     Section 4. Duties of Officers. Except as specifically set forth in these Bylaws, the officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be delegated to them from time to time by the Board of Directors.

     Section 5. Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive officer and shall perform such duties as shall be assigned to him by the Board of Directors, and when present shall preside at all meetings of the Directors and call to order all meetings of the stockholders.

     Section 6. Duties of the President. The President shall be the chief administrative officer of the Corporation. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors and as may be prescribed in these Bylaws. He shall have power to sign all contracts and agreements authorized by the Board of Directors unless they otherwise direct. In addition he shall exercise all the powers and discharge all the duties of the Chairman of the Board during the latter's absence or inability to act.

     Section 7. Duties of the Vice-Presidents. Each Vice-President of the Corporation (including any Executive Vice-President or Senior Vice-President) shall have such powers and duties as may, from time to time, be assigned to him by the Board of Directors or the President, and as may be prescribed in these Bylaws. When there shall be more than one Vice-President of the Corporation, the Board of Directors may, from time to time, designate one of them to perform the duties of the President in the absence of the President.

     Section 8. Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, the Executive Committee and other Committees appointed by the Board of Directors and the stockholders of the Corporation in the proper book or books to be provided for that purpose. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its corporate seal, is duly authorized in accordance with the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation;
shall see that the reports, statements and other documents required by law
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(except tax returns) are properly filed; and shall, in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     Section 9. Duties of the Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct. He shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit his accounts and records to any of the directors of the Corporation at any time upon request at the office of the Corporation; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law. He shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.


                                  ARTICLE VI
                            CERTIFICATES OF STOCK

     Section 1. Form. Shares of the capital stock of the Corporation shall, when fully paid, be evidenced by certificates in such form as may be approved by the Board of Directors, numbered and with the seal of the Corporation affixed, signed by the President or any Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     Section 2. Transfer. The Board of Directors shall have the power and authority to make rules and regulations concerning the issue, registration and transfer of certificates representing the stock of the Corporation. Transfers of shares and of the certificates representing such shares of stock shall be made upon the books of the Corporation by surrender of the certificates for the shares transferred accompanied by assignments in writing by the owners or their attorneys-in-fact.

     Section 3. Lost or Destroyed Stock Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.



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                                 ARTICLE VII
                          MISCELLANEOUS PROVISIONS

     Section 1. Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, the name of the Corporation, the year of its creation and the words "CORPORATE SEAL VIRGINIA."


     Section 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     Section 3. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the Chairman of the Board or such attorney or agent as he may appoint, may, in the name and on behalf of this Corporation, cast, in person or by proxy, the vote to which this Corporation may be entitled as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or consent in writing to any action by any such corporation.

     Section 4. Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made at any regular or special meeting of the Board of Directors. However, Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.































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